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                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-52730 and No. 333-54880) of Resources Connection, Inc. of our reports dated July 2, 2001 relating to the consolidated financial statements and financial statement schedule of Resources Connection, Inc. and its subsidiaries and our reports dated August 6, 1999 relating to the financial statements and financial statement schedule of Resources Connection LLC, which appear in this Annual Report on Form 10-K. We also consent to the reference to us under the heading "Selected Financial Data", which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Orange County, California
July 17, 2001